Form N-SAR, Sub-Item 77D
Policies with respect to security investments


Nuveen California High Yield Municipal Bond Fund, a series of Nuveen Multistate Trust II
811-07755



On March 12, 2012, notification of the California
High Yield Funds changes in investment policy was filed as a 497 (supplement) to the Funds prospectus. A copy of the supplement is contained in the Form 497 filing on March 12, 2012, accession number 0001193125-12-108849 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.